EXHIBIT 99.1

FOR FURTHER INFORMATION CONTACT:

Dan Ginnetti 847-607-2069

Conference call to be held April 23, 2015 4:00 p.m. Central time - Dial 866-516-6872 at least 5 minutes before start time. If you are unable to participate on the call, a replay will be available through May 23rd by dialing 855-859-2056, access code 39406157. To hear a live simulcast of the call or access the audio archive, visit the investor relations page on www.stericycle.com.

STERICYCLE, INC. REPORTS RESULTS
FOR THE FIRST QUARTER IN 2015

Lake Forest, Illinois, April 23, 2015-Stericycle, Inc. (NASDAQ:SRCL), today reported financial results for the first quarter of 2015.

Revenues for the quarter ended March 31, 2015 were $663.3 million, up 16.4% from $570.0 million in the first quarter last year. Acquisitions contributed approximately $86.3 million to the current period’s growth in revenues. Revenues increased 20.4% compared to the prior period when adjusted for unfavorable foreign exchange impacts of $23.1 million.
Gross profit, reported in accordance with U.S. generally accepted accounting principles (“GAAP”), was $281.3 million, up 10.1% from $255.5 million in the first quarter last year. GAAP gross profit as a percent of revenue was 42.4% compared with 44.8% in the first quarter of 2014. Non-GAAP gross profit, when adjusted as identified in the second of the following tables, was $281.3 million, up 9.9% from $256.0 million in the first quarter last year. Non-GAAP gross profit as a percent of revenues was 42.4% compared to 44.9% in the first quarter of 2014.
GAAP earnings per diluted share decreased 4.4% to $0.87 from $0.91 in the first quarter of 2014. Non-GAAP earnings per diluted share, when adjusted for various items identified in the third of the following tables, increased 3.7% to $1.08 from $1.04. See tables below.

The following table shows our calculations of organic revenue growth (in millions)(1)

	Three Months Ended March 31,
			Change
	2015	2014	$	%
Total As Reported Revenues (GAAP)	$663.3	$570.0	$93.4	16.4%
Adjustment for Foreign Exchange	23.1		23.1
Subtotal (non-GAAP):	686.4	570.0	116.4	20.4%

Adjustment for Acquisitions	(86.30)	—	(86.30)
Adjustment for Regulated Returns and Recall Management Services	(16.10)	(23.10)	(6.9)
Subtotal (non-GAAP):	$584.0	$546.9	$37.1	6.8%

Domestic/ International Breakdown:
Domestic Revenues	$472.2	$389.8	$82.5	21.2%
International Revenues	191.1	180.2	10.9	6.0%
Total As Reported Revenues (GAAP)	$663.3	$570.0	$93.4	16.4%

(1) For internal purposes, we exclude the impact of foreign exchange, revenues attributed to acquisitions closed within the preceding 12 months, and revenue from our regulated returns and recall management services when we evaluate organic revenue growth. This table and the Company’s internal use of non-GAAP adjusted revenues are not intended to imply, and should not be interpreted as implying, that non-GAAP adjusted revenues are a better measure of internal growth or the Company’s performance, as compared to GAAP revenues.

Table to reconcile GAAP Gross Profit to Non-GAAP Gross Profit (in thousands)(2)

	Three Months Ended March 31,
	2015		2014
	$	% of Rev	$	% of Rev
GAAP Gross Profit	$281,331	42.4%	$255,469	44.8%
Plant Conversion Expenses	—	—%	574	0.1%
Non-GAAP Gross Profit	$281,331	42.4%	$256,043	44.9%

(2) In accordance with GAAP, reported Gross Profit includes the impact of the items identified in this table. For internal purposes, including the determination of management compensation, the Company excludes these items from results when evaluating operating performance. This table and the Company’s internal use of non-GAAP Gross Profit are not intended to imply, and should not be interpreted as implying, that non-GAAP Gross Profit is a better measure of performance than GAAP Gross Profit.

Table to reconcile GAAP EPS to Non-GAAP EPS(3)

	Three Months Ended March 31,
			Change
	2015	2014	$	%
GAAP EPS	$0.87	$0.91	$(0.04)	-4.4%
Acquisition Expenses	0.04	0.04
Integration Expenses	0.07	0.02
Change in Fair Value of Contingent Consideration	(0.01)	0.06
Litigation Expenses	0.01	0.01
Plant Conversion and Restructuring Expenses	0.10	0.00
Non-GAAP EPS (Adjusted)	$1.08	$1.04	$0.04	3.7%

(3) In accordance with GAAP, reported earnings per share (EPS) include the after-tax impact of the items identified in this table. For internal purposes, including the determination of management compensation, the Company excludes these items from results when evaluating operating performance. This table and the Company’s internal use of non-GAAP earnings per share are not intended to imply, and should not be interpreted as implying, that non-GAAP earnings per share is a better measure of performance than GAAP earnings per share.

Cash flow from operations was $132.6 million and $145.8 million for the three months ended March 31, 2015 and 2014, respectively.

For more information about Stericycle, please visit our website at www.stericycle.com.

Safe Harbor Statement: This press release may contain forward-looking statements that involve risks and uncertainties, some of which are beyond our control (for example, general economic and market conditions). Our actual results could differ significantly from the results described in the forward-looking statements. Factors that could cause such differences include changes in governmental regulation of the collection, transportation, treatment and disposal of regulated waste, increases in transportation and other operating costs, the level of governmental enforcement of regulations governing regulated waste collection and treatment, our ability to execute our acquisition strategy and to integrate acquired businesses, competition and demand for services in the regulated waste industry, political, economic and currency risks related to our foreign operations, impairments of goodwill or other indefinite-lived intangibles, exposure to environmental liabilities, compliance with existing and future legal and regulatory requirements, as well as other factors described in our filings with the U.S. Securities and Exchange Commission, including our most recently filed Annual

Report on Form 10-K. As a result, past financial performance should not be considered a reliable indicator of future performance, and investors should not use historical trends to anticipate future results or trends. We make no commitment to disclose any subsequent revisions to forward-looking statements.

STERICYCLE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)
(UNAUDITED)

	March 31,	December 31,
	2015	2014
ASSETS
Current Assets:
Cash and cash equivalents	$38,283	$22,236
Short-term investments	116	380
Accounts receivable, net	467,094	465,473
Deferred income taxes	27,331	28,322
Prepaid expenses	29,847	30,632
Other current assets	33,392	33,173
Total Current Assets	596,063	580,216
Property, plant and equipment, net	446,831	460,408
Goodwill	2,419,284	2,418,832
Intangible assets, net	889,360	909,645
Other assets	31,976	32,621
Total Assets	$4,383,514	$4,401,722

LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$113,212	$131,969
Accounts payable	120,198	114,596
Accrued liabilities	157,047	131,743
Deferred revenues	20,313	21,624
Other current liabilities	71,630	61,599
Total Current Liabilities	482,400	461,531
Long-term debt, net of current portion	1,462,177	1,527,246
Deferred income taxes	422,971	431,643
Other liabilities	65,959	64,117
Equity:
Common stock	852	849
Additional paid-in capital	331,428	289,211
Accumulated other comprehensive loss	(206,434)	(138,419)
Retained earnings	1,805,059	1,743,371
Total Stericycle, Inc. Equity	1,930,905	1,895,012
Noncontrolling interest	19,102	22,173
Total Equity	1,950,007	1,917,185
Total Liabilities and Equity	$4,383,514	$4,401,722

STERICYCLE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
(UNAUDITED)

	Three Months Ended March 31,
	2015		2014
	$	% of Rev	$	% of Rev
Revenues	$663,319	100.0%	$569,955	100.0%
Cost of revenues ("COR") - exclusive of depreciation, and adjusting items shown below	367,340	55.4%	301,186	52.8%
Depreciation	14,648	2.2%	12,726	2.2%
Total cost of revenues	381,988	57.6%	313,912	55.1%
Gross profit (non-GAAP)	281,331	42.4%	256,043	44.9%
Selling, general and administrative expenses ("SG&A") - exclusive of depreciation, amortization, and adjusting items shown below	115,431	17.4%	100,180	17.6%
Depreciation	4,118	0.6%	3,315	0.6%
Amortization	8,797	1.3%	7,315	1.3%
Total SG&A expense	128,346	19.3%	110,810	19.4%
Income from operations (non-GAAP) - exclusive of adjusting items shown below	152,985	23.1%	145,233	25.5%
Adjusting items:
Plant conversion expenses (COR)	—	0.0%	574	0.1%
Acquisition expenses (SG&A)	3,296	0.5%	3,221	0.6%
Integration expenses (SG&A)	8,886	1.3%	2,485	0.4%
Change in fair value of contingent consideration (SG&A)	(675)	-0.1%	4,789	0.8%
Litigation expenses (SG&A)	2,123	0.3%	1,505	0.3%
Plant conversion and restructuring expenses (SG&A)	12,302	1.9%	—	0.0%
Income from operations (GAAP)	127,053	19.2%	132,659	23.3%
Other income (expense):
Interest expense, net	(18,598)	-2.8%	(14,898)	-2.6%
Other expense, net	(598)	-0.1%	(700)	-0.1%
Total other expense	(19,196)	-2.9%	(15,598)	-2.7%
Income before income taxes	107,857	16.3%	117,061	20.5%
Income tax expense	32,047	4.8%	37,291	6.5%
Net income	75,810	11.4%	79,770	14.0%
Less: net income attributable to noncontrolling interests	352	0.1%	621	0.1%
Net income attributable to Stericycle, Inc.	$75,458	11.4%	$79,149	13.9%

Earnings per share- diluted	$0.87		$0.91
Weighted average number of common shares outstanding - diluted	86,357,006		86,613,843

STERICYCLE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)
(UNAUDITED)

	Three Months Ended March 31,
	2015	2014
OPERATING ACTIVITIES:
Net income	$75,810	$79,770
Adjustments to reconcile net income to net cash provided by operating activities:
Stock compensation expense	5,487	4,672
Excess tax benefit of stock options exercised	(8,222)	(3,734)
Depreciation	18,766	16,041
Amortization	8,797	7,315
Deferred income taxes	(2,957)	6,175
Change in fair value of contingent consideration	(675)	4,789
Plant conversion and restructuring	5,988	—
Changes in operating assets and liabilities, net of effect of acquisitions and divestitures:
Accounts receivable	(14,491)	4,529
Accounts payable	5,443	5,279
Accrued liabilities	35,924	14,189
Deferred revenues	(628)	2,642
Other assets and liabilities	3,312	4,182
Net cash provided by operating activities	132,554	145,849
INVESTING ACTIVITIES:
Payments for acquisitions, net of cash acquired	(34,210)	(12,262)
Proceeds from/ (purchases of) investments	257	(1,947)
Capital expenditures	(21,356)	(16,420)
Net cash used in investing activities	(55,309)	(30,629)
FINANCING ACTIVITIES:
Repayments of long-term debt and other obligations	(9,780)	(12,430)
Borrowings on foreign bank debt	4,851	36,640
Repayments on foreign bank debt	(38,252)	(37,157)
Borrowings on term loan	250,000	—
Borrowings on senior credit facility	394,097	149,000
Repayments on senior credit facility	(670,254)	(203,377)
Payments on capital lease obligations	(988)	(876)
Purchases and cancellations of treasury stock	(11,516)	(76,914)
Payment for cash flow hedge	(8,833)	—
Proceeds from issuances of common stock	27,452	8,655
Excess tax benefit of stock options exercised	8,222	3,734
Payments to noncontrolling interests	(2,603)	(97)
Net cash used in financing activities	(57,604)	(132,822)
Effect of exchange rate changes on cash and cash equivalents	(3,594)	43
Net increase/ (decrease) in cash and cash equivalents	16,047	(17,559)
Cash and cash equivalents at beginning of period	22,236	67,167
Cash and cash equivalents at end of period	$38,283	$49,608

NON-CASH ACTIVITIES:
Issuances of obligations for acquisitions	$21,543	$13,095